UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2022

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36370	59-3553710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14193 NW 119th Terrace

Suite 10

Alachua, Florida, 32165

(Address of principal executive offices) (Zip Code)

(386) 462-2204

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AGTC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

On May 3, 2022, the Company entered into a First Amendment to Lease (the “Amendment”) with Alachua Foundation Park Holding Company II, LLC (the “Landlord”) to amend certain terms of the non-cancelable long-term lease, dated as of May 13, 2021 (the “Lease”), for a to-be-constructed build-to-suit single story facility of approximately 21,250 square feet in Alachua, Florida (the “Premises”) for office, research and development, laboratory, light pharmaceutical and medical systems manufacturing and fabrication and distribution use. Pursuant to the Amendment, the Company and the Landlord finalized the architectural plans and specifications for the development and construction of the Premises and agreed that the budget for the fit out work will be approximately $10.9 million. The parties also agreed in the Amendment that the Landlord’s contribution to the tenant fit out work will increase from $6.0 million to $8.0 million, and the Company’s contribution to the fit out work will be approximately $2.9 million, which amount the Company will pay into an escrow account upon the later of 30 days after the date of the Amendment or, if no escrow account is established within 30 days, 5 days after the parties have established an escrow account.

The term of the Lease, as amended, will commence upon substantial completion of the Premises, including the tenant fit out work, which is still estimated to be completed in the second half of calendar year 2022 (the “Commencement Date”), and the rent commencement date will occur simultaneous with the Commencement Date. The initial lease term will be extended by the Amendment from 20 years to 20 years and 1 month after the Commencement Date (the “Term”). In consideration for the increase in the Landlord’s contribution toward the tenant fit out work, the Amendment increases the annual base rent the Company will pay during the term of the Lease, so that the annual base rent will be as set forth below.

Lease Months
1	$—
2-7	$743,750
8-19	$1,336,625

Base rent shall increase each lease year (12-month period) thereafter commencing in month 20 for the remainder of the Term, as described in the Amendment.

The Amendment also includes customary representations, warranties and covenants. All other Lease terms remain unchanged.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	First Amendment to Lease, dated as of May 3, 2022, by and between Applied Genetic Technologies Corporation and Alachua Foundation Park Holding Company II, LLC.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ Jonathan I. Lieber
Jonathan I. Lieber
Chief Financial Officer

Date: May 9, 2022

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